Exhibit 10.1


RON BENDER (SBN 143364)
DAVID B. GOLUBCHIK (SBN 185520)
LEVENE, NEALE, BENDER, RANKIN & BRILL L.L.P.
1801 Avenue of the Stars, Suite 1120
Los Angeles, California 90067
(310) 229-1234

Attorneys for Chapter 11
Debtor and Debtor in Possession



UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

LOS ANGELES DIVISION


In re                                    )   Case No. LA-99-36256-EC
                                         )
ALLIANCE CONSUMER INTERNATIONAL, INC.,   )   Chapter 11
                                         )
         Debtor and Debtor in            )   ORDER APPROVING SALE OF DEBTOR'S
         Possession.                     )   CORPORATE SHELL FREE AND CLEAR OF
                                         )   ALL LIENS AND INTERESTS
                                         )
                                         )   Hearing:
                                         )   --------
                                         )   Date:    February 21, 2001
                                         )   Time:    1:30 p.m.
                                         )   Place:   Courtroom 1675
                                         )            255 E. Temple Street
                                         )            Los Angeles, CA 90012
-----------------------------------------

     A hearing was held on February 21, 2001 at 1:30 p.m. before the Honorable Ellen Carroll, United States Bankruptcy Judge, in Courtroom 1675 located at 255
E. Temple Street, Los Angeles, California, to consider the Motion (the "Motion") filed by Alliance Consumer International, Inc., Chapter 11 Debtor and Debtor in Possession in the above-captioned Chapter 11 bankruptcy case (the "Debtor"), For Authority To Sell Debtor's Corporate Shell Free And Clear Of All Liens And Interests. David B. Golubchik of Levene, Neale, Bender, Rankin & Brill L.L.P. appeared on behalf of the Debtor. Alan J. Stomel appeared on behalf of the Official Committee of Unsecured Creditors.


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This Court,  having  considered  the Motion,  the  Declaration in support of the
Motion, the record in this case, proper notice of the Motion and the hearing on the Motion having been given, no opposition to the Motion having been filed, and good cause appearing therefore,

     IT IS HEREBY ORDERED that the Motion is granted in its entirety; and it is further

     ORDERED that the Notice of the Motion and of the hearing thereon was given in compliance with Federal Rules of Bankruptcy Procedure 2002 and 6004, which notice is adequate and proper in the circumstances as to manner, person, content, and time; and it is further

     ORDERED that, based on this Court's findings, the terms and conditions of the Corporate Shell Purchase Agreement (the "Agreement"), which is attached as Exhibit "A" to the Motion, are fair and reasonable and were negotiated at arms-length; and it is further

     ORDERED that, based on this Court's findings, Home Marketing Enterprises, LLC ("Buyer") has acted, and is acting, in good faith, and is therefore entitled to the provisions afforded to a good faith purchaser under 11 U.S.C. ss. 363(m); and it is further

     ORDERED that the consummation of the transaction contemplated by the Agreement (the "Sale") is in the best interest of the Debtor's bankruptcy estate and its creditors; and it is further

     ORDERED that the purchase price to be paid under the Agreement is fair and adequate consideration for the Debtor's corporate shell (the "Acquired Asset"); and it is further

     ORDERED that, subject to timely performance by Buyer of its payment obligations under the Agreement, the Debtor is authorized and directed to transfer the Acquired Asset to Buyer, as set forth in the Motion and the Agreement, and to enter into, execute, and perform such other incidental agreements, documents, and acts as may be necessary or convenient to consummate the transactions contemplated by the Agreement; and it is further

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     ORDERED  that,  pursuant  to  the  Bankruptcy  Code,   including,   without
limitation, 11 U.S.C. ss.ss. 363 and 105, Buyer shall take and will be granted title to the Acquired Asset free and clear of all liens, claims, and encumbrances; and it is further

     ORDERED that, upon the completion of the Closing of the Sale, as defined in the Agreement, all recorded liens, claims, and encumbrances against the Acquired Asset will be canceled of record and of no force and effect; and it is further

     ORDERED that neither the Buyer nor the Acquired Asset purchased by the Buyer shall be liable for any debts or claims against the Debtor, the Debtor's bankruptcy estate, or the Acquired Asset; and it is further

     ORDERED that, in accordance with the terms of the Agreement, and upon Closing, unless otherwise provided in the Agreement:

     1. All of the shares in the Acquired Asset shall be reversed at a ratio of 50:1;

     2.   All preferred shares in the Acquired Asset shall be canceled;

     3.   The  authorized   shares  in  the  Acquired  Asset  shall  be  set  at
          50,000,000;

     4.   1,500,000 shares in the Acquired Asset shall be conveyed to the Buyer;

     5. 2,000,000 of free trading shares in the Acquired Asset shall be issued to new investors, who shall be designated by Buyer at Closing; and

     6. The Buyer shall be authorized to appoint a new board of directors at Closing.


Dated: March 9, 2001                        s/  ELLEN CARROLL
       -------------                       -----------------------------------
                                             The Honorable Ellen Carroll
                                             United States Bankruptcy Judge


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


                                   EXHIBIT "A"

                       CORPORATE SHELL PURCHASE AGREEMENT


         THIS AGREEMENT made this _23_ day of _January__ 2001, by and between ALLIANCE CONSUMER INTERNATIONAL, INC., a California corporation ("Debtor"), and Home Marketing Enterprises, LLC ("Purchaser").

         WHEREAS, Debtor has filed a voluntary Petition under Chapter 11 of Title 11, of the United States Code ("Bankruptcy Code") on July 13, 1999; and

         WHEREAS, the parties hereto desire that certain assets of the Debtor be sold free and clear of all liens, claims and encumbrances to purchaser pursuant to the terms and conditions set forth herein and subject to Bankruptcy Court approval; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other, as an inducement to the consummation of the sale, assumption and assignment described herein, and certain additional agreements related to the sale, assumption and assignment;

         NOW  THEREFORE,  for  valuable  consideration,   including  the  mutual
representations, warranties and covenants herein contained, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

     1.1 Purchased Assets. Subject to and upon the terms and conditions set forth herein and subject to Bankruptcy Court approval, the Debtor agrees to and will sell, transfer, assign and deliver to the Purchaser at the Closing (as hereinafter defined), and the Purchaser agrees to and will purchase, acquire and take assignment and delivery of, the Debtor's corporate shell, as same shall exist on the Closing Date, as hereinafter defined (collectively, the "Asset").

                                    ARTICLE 2

                                 PURCHASE PRICE

     2.1 Purchase Price. The purchase price due from Purchaser to the Debtor for the Asset shall be Fifty Thousand and No/100 Dollars ($50,000) (the "Purchase Price").

     2.2 Payment. Upon the execution of this Agreement, Purchaser shall deposit the sum of $10,000 in Debtor's counsels segregated interest-bearing trust account. The remainder of the Purchase Price shall be paid by Purchaser in cash, certified funds or wire transfer at Closing to the bank account(s) designated by Debtor.

                                    ARTICLE 3

             BANKRUPTCY COURT APPROVAL; OVERBID PROCEDURES, CLOSING

     3.1 Filings with Bankruptcy Court. Promptly after the execution of this Agreement, Seller shall file with the Bankruptcy Court a motion for approval of this Agreement, including approval of the sale of the Asset to Purchaser, free and clear of all liens, claims, encumbrances and security interests.

     3.1.1 An Order of the Bankruptcy Court approving the sale of the Asset to Purchaser.

     3.1.2 An order of the Bankruptcy Court approving the sale of the Asset to Purchaser shall provide the following:

          3.1.2.1 All of the shares in the Asset shall be reversed at a ratio of 50:1,

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          3.1.2.2 All preferred shares in the Asset shall be cancelled;

          3.1.2.3 The authorized shares in the Asset shall be 50,000,000;

          3.1.2.4 1,500,000 shares in the Asset shall be conveyed to the Purchaser;

          3.1.2.5 2,000,000 of free trading shares shall be issued to new investors, who shall be designated by the Purchaser at Closing; and

          3.1.2.6 The Purchaser shall be authorized to appoint a new board of directors at Closing;

     3.1.3 Any Order approving the sale shall contain a provision pursuant to Bankruptcy Code Section 363(m) that the reversal or modification thereof on appeal does not affect the validity of the transaction provided for in this Agreement.

     3.2 Overbid Procedures. Subject to Bankruptcy Court Approval, the sale to Purchaser shall be subject to overbid. The overbid procedures shall be as follows, which will be set forth in the Debtor's Notice of Sale:

     3.2.1 Only a party who has submitted a Qualified Bid (as defined in section 3.2.2) may bid at the Hearing.

     3.2.2 A Qualified Bid must meet the following conditions:

          3.2.2.1 the maker of such bid must provide to counsel for the Debtor at least five (5) calendar days prior to the hearing on the Sale reasonably satisfactory evidence of financial capability and good faith intent to fulfill all of the terms and conditions an a timely basis, accompanied by payment of an initial cash deposit in the amount of at least $10,000; and

          3.2.2.2 the maker of such bid must execute a purchase agreement essentially identical to this form Agreement, except that the bid must provide for a purchase price equal to the Purchase Price set forth in section 2.1 hereof, plus a minimum of an additional amount not less than $10,000.

     3.2.3 Any dispute as to any bidder's intent or ability shall be resolved by the Bankruptcy Court at the Sale hearing.

     3.2.4 At the Sale hearing, the Bankruptcy Court shall decide which of the bids is the highest and best bid, and the holder of said bid must stipulate and agree on record at the Sale hearing to be bound by all the terms of the Agreement submitted and accepted pursuant to the Qualified Bid procedures.

     3.2.5 Any counterbid in the bidding process over the initial counterbid must be at least $5,000 higher than the prior bid or counterbid.

     3.2.6 In the event that Purchaser is not the successful bidder at the Sale hearing, Purchaser shall be credited with a $5,000 Break-up fee set forth in Section 3.2.6 as part of its bid.

     3.3 Closing. Subject to Bankruptcy Court approval, the parties shall close (the "Closing") the transaction contemplated by this Agreement (the "Transaction") within five (5) days after the entry of said Order as required by
Section 3.1. The Closing shall take place at the offices of counsel for the Debtor or by facsimile and overnight courier for the convenience of the parties. All computations, adjustments, and transfers for the purposes herein shall be effective as of 12:01am on the date of Closing (the "Closing Date").

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     3.4 Closing  Documents.  At the  closing and  thereafter  if  requested  by
Purchaser,   the  Seller  shall  tender  to  Purchaser   fully   executed   such
documentation as Purchaser or Purchaser's attorneys may reasonably require for all Asset.

                                    ARTICLE 4

                                 LIEN-FREE SALE

     4.1 Upon the Closing and consistent with the Order of the Bankruptcy Court authorizing the sale, all right, title and interest in and to the Asset shall be immediately vested in Purchaser, or a successful over bidder, free and clear of any and all liens, claims, encumbrances and security interests of any type whatsoever, pursuant to Bankruptcy Code Sections 363(b) and (f). Any liens, claims, encumbrances and interests shall attach to the proceeds of the sale in order of their priority, to the same extent and with the same validity, force and effect as if such Asset had not been sold.

                                    ARTICLE 5

                        CONDITIONS TO OBLIGATION TO CLOSE

     5.1 Conditions to Obligation To Close.

     5.1.1 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          5.1.1.1 Approval by Bankruptcy Court. Approval of this agreement by the Bankruptcy Court having jurisdiction over the Estate, which Order shall include, among other things, provisions that
                  (i) the sale of the Asset to Purchaser is free and clear of all liens, security interests, claims and other encumbrances, and (ii) Purchaser is a good faith purchaser.

          5.1.1.2 All liens on the Asset shall have been either (i) remove or waived or (ii) made the subject of an Order from the Bankruptcy Court permitting the sale of the Asset free and clear of any liens.

     5.1.2 Conditions to Obligation of the Debtor. The obligation of the Debtor to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          5.1.2.1 The representatives and warranties pf Purchaser set forth hereinabove shall be true and correct in all material respects at and as of the Closing Date;

          5.1.2.2 The Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

          5.1.2.3 The Bankruptcy Court shall have issued an Order approving the transactions as described herein.


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                                    ARTICLE 6

                            MISCELLANEOUS PROVISIONS

     6.1 Severability and Operations of Law. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provisions is ineffective to the extent of such prohibition and/or is modified to conform with such laws, without invalidating the remaining provisions hereto; and any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction.

     6.2 Choice of Law. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of California.

     6.3 Entire Agreement; Modification. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No modification, alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party to this Agreement.

     6.4 Survival and Binding Agreement. The terms and conditions hereof shall survive the Closing and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     6.5   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.6 Assignment. Neither party to this Agreement may assign any of its rights or delegate any of its responsibilities under this Agreement.

     6.7 Notices. All notices, requests, demands, claims and other communication hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by personal delivery, by overnight carrier, or by facsimile transaction, as follows:

If to the Seller:                   Copy to:

David Molayem                       Attn: David B. Golubchik, Esq.
American Consumer Products, L.L.C.  Levene, Neale, Bender, Rankin & Brill L.L.P.
10883 Kinross Ave., Suite B         1801 Avenue of the Stars #1120
Los Angeles, CA 90024               Los Angeles, CA 90067
Tel: (310) 443-3330                 Tel: (310) 229-1234
Fax: (310) 443-3331                 Fax: (310) 229-1244

If to the Purchaser:
         Radd C. Berrett
         Home Marketing Enterprises, LLC
         4970 West 2100 South, Suite 200
         Salt Lake City, UT 84120
         Tel: (801) 886-2625        Fax: (801) 886-2602

     6.8 Termination. In addition to the rights of the parties to terminate this Agreement as set forth elsewhere herein, this Agreement may be terminated at any time, by the mutual agreement of Seller and Purchaser.


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     IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

                               DEBTOR:

                               ALLIANCE CONSUMER
                               INTERNATIONAL, INC.

                               By: s/ DAVID MOLAYEM
                                   ----------------------------
                                   David Molayem
                                   Its: President

                               PURCHASER:

                               HOME MARKETING ENTERPRISES, LLC

                               By: s/ RADD C. BERRETT
                                   ----------------------------
                                   Radd C. Berrett
                                   Its: President



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